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                                                             Exhibit 10.3
                                                             Tiffany & Co.
                                                             Report on Form 10-K
                                                             Fiscal Year 1998

                                  TIFFANY & CO.
                             1986 STOCK OPTION PLAN
                       (As Amended through July 16, 1998)

1. Purpose of the Plan. Under this Stock Option Plan (the "Plan") of Tiffany & Co., a Delaware corporation (the "Company"), options may be granted to eligible employees to purchase shares of the Company's common stock, $.01 par value per share ("Common Stock"). The Plan is designed to enable the Company to attract, retain and motivate such persons by providing for or increasing their proprietary interest in the Company.

2. Stock Subject to Plan. The maximum number of shares that may be subject to options granted hereunder shall be six million four hundred eighteen thousand (6,418,000) shares of Common Stock, subject to adjustments under Section 7 below. Shares of Common Stock subject to the unexercised portions of any options granted under this Plan which expire, terminate or are cancelled may again be subject to options under the Plan.

3. Eligible Persons. The persons eligible to be considered for the grant of options hereunder are key employees of the Company or its parent or subsidiaries.

4. Exercise and Payment. An option granted hereunder may be exercised, and payment for the Common Stock purchased upon such exercise shall be made, as follows. The option may be exercised in whole or in part as to any shares of Common Stock that have become exercisable under such option by filing a written notice of exercise with the Secretary of the Company at its corporate headquarters prior to the date such option expires. Such notice shall specify the number of shares which the option holder elects to purchase and shall be accompanied by either of the following: (a) a bank-certified check payable to the Company (or other type of check or draft payable to the Company and acceptable to the Secretary) in the amount of the exercise price for the shares of Common Stock being exercised, plus any tax resulting from such exercise that the Company, its parent or subsidiary is required to withhold, as computed by Tiffany and Company's payroll department; or (b) a copy of directions to, or a written acknowledgment from, an "Approved Broker" that the Approved Broker has been directed to sell, for the account of the option holder, shares of Common Stock (or a sufficient portion of such shares) acquired upon exercise of the option, together with an undertaking by the Approved Broker to remit to the Company a sufficient portion of the sale proceeds to pay the exercise price for the shares exercised plus any tax resulting from such exercise that the Company, its parent or subsidiary is required to withhold, as computed by Tiffany and


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Company's payroll department. In the case of exercise via method (a), the exercise shall be deemed complete on the Company's receipt of such notice and said check or draft. In the case of exercise via method (b), the exercise shall be deemed complete on the trade date of the sale. The term "Approved Broker" means any one or more securities brokerage firms designated by the Secretary of the Company from time to time. If the Committee, as defined in Section 10 herein, shall have authorized such payment and if the Company is not then prohibited from purchasing or acquiring shares of stock, payment may be made in whole or in part with shares of stock of the Company delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of their fair market value on the date of exercise. If the Company is required to withhold an amount on account of any federal or state income tax imposed as a result of such exercise, the optionee shall pay any tax resulting from such exercise that the Company, its parent or subsidiary is required to withhold, as computed by Tiffany and Company's payroll department, by check or cash concurrently with exercise of the option.

5. Exercise Price. The exercise price for each option granted hereunder shall not be less than 100% of the fair market value of the Common Stock at the date of the grant of such option.

6. Nontransferability. Except as hereinafter provided in this Section 6, any option granted under this Plan shall by its terms be nontransferable by the opionee otherwise than by will, the laws of descent and distribution or pursuant to a "domestic relations order", as defined in the Internal Revenue Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and shall be exercisable, during the optionee's lifetime, only by the optionee. The Committee (as defined below) may, in its discretion, authorize all or a portion of the options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, children or grandchildren of the optionee (each an "Immediate Family Member"), (ii) a trust or trusts for the exclusive benefit of any or all Immediate Family Members, or (iii) a partnership in which any or all Immediate Family Members are the only partners, provided that (x) there may be no consideration paid or otherwise given for any such transfer (y) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in manner consistent with this Section 6, and (z) subsequent transfer of transferred options shall be prohibited otherwise than by will, the laws of descent and distribution or pursuant to a domestic relations order. Following transfer, any such transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 11 hereof the term "optionee" shall be deemed to refer to the transferee. Any period or state of continued employment imposed as a condition to option exercise by the Committee in any stock option agreement shall continue to be applied with respect to the original optionee following transfer and each transferred option shall be exercisable by the transferee only to the extent, and for the periods specified, in such stock option agreement.


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7. Adjustments. If the outstanding shares of stock of the class then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number of kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends and the like, appropriate adjustments shall be made in the number and/or type of shares or securities for which options may thereafter be granted under this Plan and for which options then outstanding under this Plan may thereafter be exercised. Any such adjustments in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options.

8. Maximum Option Term. No option granted under this Plan may be exercised in whole or in part more than eleven years after the date of grant.

9. Plan Duration. Options may not be granted under this Plan after January 31, 2001.

10. Administration. The Plan shall be administered by a Committee (the "Committee") of the Board of Directors of the Company (the "Board") which shall consist of not less than two Directors of the Company each of whom shall be an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder. The Board may from time to time add to or remove members from the Committee, and shall have the sole authority to fill vacancies on the Committee. Subject to the express terms and conditions of the Plan and the terms of any option outstanding under the Plan, the Committee shall have full power to construe the Plan and the terms of any option granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan or such options and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the power to determine which persons meet the requirements of Section 3 hereof for selection as participants in the Plan, and to which of the eligible persons, if any, options shall be granted under the Plan and, subject to the provisions of this Plan, to establish the terms and conditions required or permitted to be included in option agreements. Each member of the Committee shall not, at the time he exercises discretion in administering the Plan, be eligible or at any time within one year prior thereto have been eligible for selection as a person to whom stock options may be granted pursuant to the Plan or any other plan of the issuer or any of its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the issuer or any of its Affiliates, provided, however, that members of the Committee shall be entitled to elect participation in the Company's 1988 Director Option Plan.

11. Amendment and Termination. The Board may at any time alter, amend, suspend or terminate this Plan. However, unless taken with the approval of the stockholders of the Company, no such action of the Board may:

(A)   materially increase the benefits accruing to participants in the Plan;


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(B)   materially increase the number of securities which may be issued under the
      Plan; or

(C) materially modify the requirements as to eligibility for participation in the Plan.

In addition, no such action shall deprive any optionee, without his consent, of any option granted to the optionee pursuant to the Plan or of any of his rights under such option.

12. Exercise in Installments. Subject to Section 13 below options granted under the Plan shall become exercisable in four equal installments as follows: on or after the first anniversary of the grant date twenty-five (25%) percent; and twenty-five (25%) percent on or after the second, third and fourth anniversary of the grant date, respectively.

13. Change of Control. On the occurrence of a Change in Control of the Company, any time periods relating to the exercise of any stock option granted under the Plan shall be accelerated so that such options (including any unmatured installments thereof) may be immediately exercised in full. A "Change in Control of the Company" shall be deemed to have occurred if: (A) any person or group of persons acting in concert acquires thirty-five (35%) in voting power or amount of the equity securities of the Company (including the acquisition of any right, option, warrant or other right to obtain such voting power or amount, whether or not presently exercisable) unless such acquisition is authorized or approved of by the Board of Directors of the Company; (B) individuals who constitute the Board of Directors of the Company on January 21, 1988 (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board of Directors, provided that any individual becoming a director subsequent to the date January 21,1988 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of proxy statement of the Company in which such individual is named as a nominee for director) shall be, for the purposes of this subsection (B), considered as though such individual were a member of the Incumbent Board; or (C) any other circumstance with respect to a change in control of the Company occurs which the Committee deems to be a Change in Control of the Company. As used herein, the word "person" shall mean an individual or an entity.

14. Termination of Employment for the Convenience of the Company. The Committee, in the case of an employee's termination of employment for the convenience of the Company, shall have the authority, exercisable in the discretion of the Committee on a case by case basis, to (i) extend the date by which option installments must be exercised following an employee's termination of employment (the "Reference Date"), but in no event to a date later than the earlier of the third anniversary of the date of such employee's termination of employment (the "Third Anniversary Date") or the Expiration Date, (ii) extend the Exercise Date, but in no event to a date later than the earlier of the Third Anniversary Date or the Expiration Date, and/or (iii) accelerate the vesting of option installments which have not become exercisable as of the Reference Date, but in no event to a date earlier than six months following the date of grant of the option; provided, however, that, in each such case, the Committee shall have the authority to


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extend the Reference Date and/or the Exercise Date to a date no later than the
Expiration Date.

15. Maximum Option Grants to an Eligible Person.The maximum number of shares of Common Stock subject to option grants made in fiscal year of the Company to any one eligible person hereunder shall be fifty thousand (50,000) shares.


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